         EXHIBIT 10.4

Field Point Capital Management Company

One Landmark Square, Suite 1905

Stamford, CT 06901

September 12, 2022

PASSUR Aerospace, Inc.

3452 Lake Lynda Drive, Suite 190

Orlando, FL 32817

As Chairman of the Board as well as the principal shareholder of PASSUR Aerospace, Inc. (“PASSUR Aerospace” or the “Company”), I make the following commitment to the Company with respect to the period from the date of this commitment through September 13, 2023.

Liquidity

I commit that if the Company at any time is unable to meet its obligations through September 13, 2023, that I will provide the necessary continuing financial support to the Company to ensure the Company’s ability to operate as a going concern through the period ending September 13, 2023. Such continuing support may take the form of additional loans or advances to PASSUR Aerospace in addition to the deferral of principal and/or interest payments due on outstanding loans to PASSUR Aerospace as referred to above.

These commitments are not conditional and are irrevocable through the period ending September 13, 2023.

I, G.S. Beckwith Gilbert, having the financial wherewithal to enter into this irrevocable commitment, make the above commitments to the Company and its shareholders.

/s/G.S. Beckwith Gilbert

G.S. Beckwith Gilbert

President